Exhibit 8.1

LIST OF SUBSIDIARIES

(as of March 31, 2013)

NAME OF ENTITY	JURISDICTION OF INCORPORATION
CHIEF Telecom Inc.	Taiwan, ROC

Chunghwa International Yellow Pages Co., Ltd.	Taiwan, ROC

Chunghwa Investment Co., Ltd.	Taiwan, ROC

Chunghwa Precision Test Tech. Co., Ltd.	Taiwan, ROC

Chunghwa System Integration Co., Ltd.	Taiwan, ROC

Light Era Development Co., Ltd.	Taiwan, ROC

Senao International Co., Ltd.	Taiwan, ROC

Spring House Entertainment Inc.	Taiwan, ROC

Unigate Telecom Inc.	Taiwan, ROC

Yao Yong Real Property Co., Ltd.	Taiwan, ROC

Honghwa Human Resources Co., Ltd.	Taiwan, ROC

New Prospect Investments Holdings Ltd.	British Virgin Islands

Prime Asia Investments Group Ltd.	British Virgin Islands

Chunghwa Investment Holding Company	Brunei

Concord Technology Co., Ltd.	Brunei

CHI One Investment Co., Ltd.	Hong Kong

Donghwa Telecom Co., Ltd.	Hong Kong

Senao International HK Limited	Hong Kong

Chunghwa Hsingta Company Ltd.	Hong Kong

Chunghwa Telecom Japan Co., Ltd.	Japan

Chief International Corp.	Samoa Islands

Senao International (Samoa) Holding Ltd.	Samoa Islands

Glory Network System Service (Shanghai) Co., Ltd.	People’s Republic of China

Chunghwa Telecom (China), Co., Ltd.	People’s Republic of China

NAME OF ENTITY	JURISDICTION OF INCORPORATION
Chunghwa Telecom Singapore Pte., Ltd.	Singapore

Chunghwa Telecom Global, Inc.	United States of America

Chunghwa Precision Test Tech. USA Corporation	United States of America

Chunghwa Telecom Vietnam Co., Ltd.	Vietnam

Chunghwa Sochamp Technology Inc.	Taiwan, ROC

Smartfun Digital Co., Ltd.	Taiwan, ROC

Ceylon Innovation Co., Ltd.	Taiwan, ROC

Senao Trading (Fujian) Co., Ltd.	People’s Republic of China

Senao International Trading (Shanghai) Co., Ltd.	People’s Republic of China

Senao International Trading (Shanghai) Co., Ltd.	People’s Republic of China

Senao International Trading (Jiangsu) Co., Ltd.	People’s Republic of China

Jiangsu Zhenhua Information Technology Company, LLC	People’s Republic of China

Hua-Xiong Information Technology Co. Ltd.	People’s Republic of China

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